UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2007

Access Plans USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-15667	731494382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4929 West Royal Lane, Suite 200, Irving, Texas		75063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	866-578-1665

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The Company has been made aware that Peter W. Nauert, its C.E.O. and President and the Chairman of its Board of Directors, is receiving medical treatment. Neither the Company nor Mr. Nauert is aware of the length and scope of his recovery from a recent surgery, which was successful. During his recovery, Mr. Nauert continues to fulfill his obligations to the Company as its Chief Executive Officer and President and the Chairman of its Board of Directors and is actively participating in its management

The Company also announced today that Michael K. Owens, Jr. has been appointed Chief Marketing Officer. In this capacity, Owens will have responsibility for directing the sales and marketing initiatives of the company’s Insurance Marketing Division and Consumer Plan Division.

Mr. Owens joined the Company in January 2002. He has served as President of America's Health Care/Rx Plan Agency (AHCP) since January 2006. From December 2003 to February 2005, Mr. Owens served as an officer of States General Life Insurance Company. Previously, he served as Vice President of Corporate Development for Ceres Group, Inc., a publicly-traded insurance company from January 1999 through June of 2002. Mr. Owens received a B.S. in marketing from the University of Illinois, Chicago, participated in the Economics Advance program at New York University and received an MBA in finance from the University of Chicago.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued by the Company, dated May 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans USA, Inc.

May 9, 2007	By:	Peter W. Nauert

Name: Peter W. Nauert
Title: President & C.E.O.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release